AMENDMENT NO. 1
TO THE
THERMON GROUP HOLDINGS, INC.
2011 LONG-TERM INCENTIVE PLAN
(As Amended and Restated on August 1, 2013)

This Amendment No. 1 (the “Amendment”) to the Thermon Group Holdings, Inc. 2011 Long-Term Incentive Plan (as amended and restated on August 1, 2013) (the “Plan”) was adopted by the Board of Directors of Thermon Group Holdings, Inc. on July 31, 2014.

1.	General:

The Plan is amended, as of the date hereof, by adding, deleting or otherwise modifying the provisions of the Plan as noted herein.

2.	Addition of Unrestricted Stock Awards:

a.	The definition of “Stock Award” in Section 1.2 of the Plan is amended by adding the following language immediately following the words “shall mean:”

“an Unrestricted Stock Award,”

b.	The following definitions are added at the end of Section 1.2, following the definition of “Ten Percent Holder”

“’Unrestricted Stock’ shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

’Unrestricted Stock Award’ shall mean an award of Unrestricted Stock under this Plan.”

c.	Section 1.3(iii) of the Plan is amended by adding the following language immediately following the words, “in the form of:”

“Unrestricted Stock,”

d.	Section 3.1 of the Plan is amended by adding the following language immediately following the words, “shall specify whether the Stock Award is:”

“an Unrestricted Stock Award,”

e.
The following provision, entitled Section 3.2 “Terms of Unrestricted Stock Awards,” is added immediately following Section 3.1 of the Plan, and Section 3.2 through Section 3.4, and all references thereto, are renumbered Section 3.3 through Section 3.5, respectively:

“3.2         Terms of Unrestricted Stock Awards. The number of shares of Common Stock subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures; provided, however, that Unrestricted Stock Awards shall be limited to (i) awards to non-employee directors, (ii) awards to newly hired employees, (iii) awards made in lieu of a cash bonus or (iv) awards granted under this Plan with respect to the number of shares Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.”

3.	Ratification:

As amended by this Amendment, the Plan is in all respects ratified and confirmed, and as so amended by this Amendment, the Plan shall be read, taken and construed as one and the same instrument.

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